Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 21, 2016, in Amendment No. 3 to the Registration Statement (Form F-1 No. 333-211714) and related Prospectus of AC Immune SA for the registration of its common stock.

/s/ Ernst & Young AG

Geneva, Switzerland

September 6, 2016